Exhibit 10.1

AMENDED AND RESTATED Plan

TECHPRECISION CORPORATION

2016 EQUITY INCENTIVE PLAN

As Amended and Restated Effective September 29, 2026

SECTION 1. Purpose; Definitions. The purposes of the Techprecision Corporation 2016 Equity Incentive Plan (the "Plan") are to: (a) enable Techprecision Corporation (the "Company") and its affiliated companies to recruit and retain highly qualified employees, directors and consultants; (b) provide those employees, directors and consultants with an incentive for productivity; and (c) provide those employees, directors and consultants with an opportunity to share in the growth and value of the Company.

For purposes of the Plan, the following terms will have the meanings defined below, unless the context clearly requires a different meaning:

(a) "Affiliate" means, with respect to a Person, a Person that directly or indirectly controls, is controlled by, or is under common control with such Person.

(b) "Applicable Law" means the legal requirements relating to the administration of and issuance of securities under stock incentive plans, including, without limitation, the requirements of state corporations law, federal, state and foreign securities law, federal, state and foreign tax law, and the requirements of any stock exchange or quotation system upon which the Shares may then be listed or quoted.

(c) "Award" means an award of Options, Restricted Stock, Restricted Stock Units, Performance Awards or Stock Bonus Awards made under this Plan.

(d) "Award Agreement" means, with respect to any particular Award, the written document that sets forth the terms of that particular Award. To the extent permissible under applicable law, an Award Agreement may be in an electronic medium, need not be signed by a representative of the Company, and may be accepted electronically in accordance with procedures established by the Company.

(e) "Board" means the Board of Directors of the Company, as constituted from time to time.

(f) "Cause" means with respect to any Participant, unless otherwise defined in the Participant's employment agreement, service agreement or signed offer letter: (i) the Participant's habitual intoxication or drug addiction; (ii) the Participant's violation of the Company's written policies, procedures or codes including, without limitation, those with respect to harassment (sexual or otherwise) and ethics; (iii) the Participant's refusal or willful failure by the Participant to perform such duties as may reasonably be delegated or assigned to him, consistent with his position; (iv) the Participant's willful refusal or willful failure to comply with any requirement of the Securities and Exchange Commission or any securities exchange or self-regulatory organization then applicable to the Company; (v) the Participant's willful or wanton misconduct in connection with the performance of his or her duties including, without limitation, breach of fiduciary duties; (vi) the Participant's breach (whether due to inattention, neglect, or knowing conduct) of any of the material provisions of his or her employment or service agreement, if any; (vii) the Participant's conviction of, guilty, no contest or nolo contendere plea to, or admission or confession to any felony (other than driving while intoxicated or driving under the influence of alcohol) or any act of fraud, misappropriation, embezzlement or any misdemeanor involving moral turpitude; (viii) the Participant's dishonesty detrimental to the best interest of the Company; or (ix) the Participant's involvement in any matter which, in the opinion of the Company's Chief Executive Officer (or, in the case of the Chief Executive Officer, the Committee), is reasonably likely to cause material prejudice or embarrassment to the Company's business. Notwithstanding the foregoing, if a Participant and the Company (or any of its Affiliates) have entered into an employment agreement, consulting agreement or other similar agreement that specifically defines "cause," then with respect to such Participant, "Cause" shall have the meaning defined in such other agreement.

(g) "Change in Control" shall mean the occurrence of any of the following events: (i) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes a "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the total power to vote for the election of directors of the Company; (ii) during any twelve month period, individuals who at the beginning of such period constitute the Board and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in Section 1(g)(i), Section 1(g)(iii), Section 1(g)(iv) or Section 1(g)(v) hereof) whose election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least a majority of the directors then still in office who either were directors at the beginning of the period of whose election or nomination for election was previously approved, cease for any reason to constitute a majority thereof; (iii) the merger or consolidation of the Company with another corporation where the stockholders of the Company, immediately prior to the merger or consolidation, will not beneficially own, immediately after the merger or consolidation, shares entitling such stockholders to 50% or more of all votes to which all stockholders of the surviving corporation would be entitled in the election of directors (without consideration of the rights of any class of stock to elect directors by a separate class vote); (iv) the sale or other disposition of all or substantially all of the assets of the Company; (v) a liquidation or dissolution of the Company or (vi) acceptance by shareholders of the Company of shares in a share exchange if the shareholders of the Company immediately before such share exchange do not or will not own directly or indirectly immediately following such share exchange more than fifty percent (50%) of the combined voting power of the outstanding voting securities of the entity resulting from or surviving such share exchange in substantially the same proportion as their ownership of the voting securities outstanding immediately before such share exchange. Notwithstanding anything in the Plan or an Award Agreement to the contrary, if an Award is subject to Section 409A of the Code, no event that, but for the application of this paragraph, would be a Change in Control as defined in the Plan or the Award Agreement, as applicable, shall be a Change in Control unless such event is also a "change in control event" as defined in Section 409A of the Code.

(h) "Code" means the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto.

(i) "Committee" means the committee designated by the Board to administer the Plan under Section 2. To the extent required under Applicable Law, the Committee shall have at least two members and each member of the Committee shall be a Non-Employee Director. Unless otherwise determined by the Board, the Committee shall be the Compensation Committee of the Board.

(j) "Director" means a member of the Board.

(k) "Disability" means a condition rendering a Participant Disabled.

(l) "Disabled" will have the same meaning as set forth in Section 22(e)(3) of the Code.

(m) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

(n) "Fair Market Value" means, as of any date, the value of a Share determined as follows: (i) if the Shares are listed on any established stock exchange or a national market system, including, without limitation, the Nasdaq Global Select Market, the Fair Market Value of a Share will be the closing sales price for such stock as quoted on that system or exchange (or the system or exchange with the greatest volume of trading in Shares) at the close of regular hours trading on the day of determination; (ii) if the Shares are regularly quoted by recognized securities dealers but selling prices are not reported, the Fair Market Value of a Share will be the mean between the high bid and low asked prices for Shares at the close of regular hours trading on the day of determination; or (iii) if Shares are not traded as set forth above, the Fair Market Value will be determined in good faith by the Committee taking into consideration such factors as the Committee considers appropriate, such determination by the Committee to be final, conclusive and binding.

(o) "Incentive Stock Option" means any Option intended to be an "Incentive Stock Option" within the meaning of Section 422 of the Code.

(p) "Non-Employee Director" will have the meaning set forth in Rule 16b-3(b)(3)(i) promulgated by the Securities and Exchange Commission under the Exchange Act, or any successor definition adopted by the Securities and Exchange Commission.

(q) "Non-Qualified Stock Option" means any Option that is not an Incentive Stock Option.

(r) "Normal Retirement" means retirement from active employment with the Company and any Subsidiary or Affiliate on or after age 65 or such other age as is designated by the Company, Subsidiary or Affiliate as the normal retirement age.

(s) "Option" means any option to purchase Shares (including an option to purchase Restricted Stock, if the Committee so determines) granted pursuant to Section 5 hereof.

(t) "Parent" means, in respect of the Company, a "parent corporation" as defined in Sections 424(e) of the Code.

(u) "Participant" means an employee, consultant, Director, or other service provider of or to the Company or any of its respective Affiliates to whom an Award is granted

(v) "Performance Award" means any Award that, pursuant to Section 9, is granted, vested and/or settled upon the achievement of specified performance conditions.

(w) "Performance Goals" means a goal that must be met by the end of a period specified by the Committee (but that is substantially uncertain of being met before the grant of the Award) based upon, at the Committee's discretion: (i) specified levels of or increases in revenue, operating income, pre-tax earnings or income, return on capital, equity measures/ratios (on a gross, adjusted, net, pre-tax or post tax basis), including basic earnings per share, diluted earnings per share, total earnings, earnings growth, earnings before interest and taxes, or EBIT, and earnings before interest, taxes, depreciation and amortization, EBITDA or operational cash flow; (ii) completion of acquisitions or business expansion; (iii) operating efficiency; (iv) implementation or completion of critical projects or related milestones, (v) gross margin; (vi) inventory shrink; (vii) bookings and backlog; (viii) inventory turns; (ix) inventory levels; (x) on-time delivery; (xi) quality or scrap rates; (xii) customer or employee satisfaction; (xiii) employee recruiting and development; (xiv) development of new markets; (xv) financial ratios; (xvi) strategic initiatives; (xvii) improvement in or attainment of operating expense levels; (xviii) improvement in or attainment of capital expense levels; (xix) the achievement of a certain level of, reduction of, or other specified objectives with regard to limiting the level of increase in, the Company's bank debt or other public or private debt or financial obligations; (xx) the attainment of a certain level of, reduction of, or other specified objectives with regard to limiting the level in or increase in all or a portion of controllable expenses or costs or other expenses or costs; (xxi) individual objectives; (xxii) budget and expense management; (xxiii) safety performance; (xxiv) return on invested capital; (xxv) total stockholder return measured absolutely or relative to a peer group or index; and/or (xxvi) such other items the Committee determines to be relevant; and any combination of the foregoing. The Committee shall have discretion to determine the specific targets with respect to each of these categories of Performance Goals.

(x) "Person" means an individual, partnership, corporation, limited liability company, trust, joint venture, unincorporated association, or other entity or association.

(y) "Plan" means the Techprecision Corporation 2016 Equity Incentive Plan herein set forth, as amended from time to time.

(z) "Prior Plan" means Techprecision Corporation 2006 Long-Term Incentive Plan.

(aa) "Restricted Stock" means Shares that are subject to restrictions pursuant to Section 7 hereof.

(bb) "Restricted Stock Unit" means a right granted under and subject to restrictions pursuant to Section 8 hereof.

(cc) "Shares" means shares of the Company's common stock, par value $0.01, subject to substitution or adjustment as provided in Section 3(c) hereof.

(dd) "Specified Employee" means a “specified employee” as defined in Section 409A(a)(2)(B) of the Code and the regulations thereunder, determined in accordance with procedures established by the Company and applied uniformly with respect to all plans maintained by the Company that are subject to Section 409A of the Code.

(ee) "Subsidiary" means, in respect of the Company, a subsidiary company as defined in Sections 424(f) and (g) of the Code.

SECTION 2. Administration. The Plan shall be administered by the Committee. Any action of the Committee in administering the Plan shall be final, conclusive and binding on all persons, including the Company, its Subsidiaries, Affiliates, their respect employees, the Participants, persons claiming rights from or through Participants and stockholders of the Company.

The Committee will have full authority, subject to such orders or resolutions not inconsistent with the provisions of the Plan as may from time to time be adopted by the Board of Directors of the Company, to grant Awards under this Plan and determine the terms of such Awards. Such authority will include the right to:

(a) select the individuals to whom Awards are granted (consistent with the eligibility conditions set forth in Section 4);

(b) determine the type of Award to be granted;

(c) determine the number of Shares, if any, to be covered by each Award;

(d) establish the terms and conditions of each Award;

(e) subject to Section 9, establish the performance conditions relevant to any Award and certify whether such performance conditions have been satisfied;

(f) approving forms of agreements (including Award Agreements) for use under the Plan;

(g) determine whether and under what circumstances an Option may be exercised without a payment of cash under Section 5(d);

(h) accelerate the vesting or exercisability of an Award and to modify or amend each Award, subject to Section 5(g) and Section 11; and

(i) extend the period of time for which an Option is to remain exercisable following a Participant's termination of service to the Company from the limited period otherwise in effect for that Option to such greater period of time as the Committee deems appropriate, but in no event beyond the expiration of the term of the Option.

The Committee will have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it, from time to time, deems advisable; to establish the terms and form of each Award Agreement; to interpret the terms and provisions of the Plan and any Award issued under the Plan (and any Award Agreement); and to otherwise supervise the administration of the Plan. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any Award Agreement in the manner and to the extent it deems necessary to carry out the intent of the Plan.

The Committee may delegate to one or more officers of the Company the authority to grant Awards to Participants who are not subject to the requirements of Section 16 of the Exchange Act, provided that the Committee shall have fixed the total number of Shares subject to such delegation. Any such delegation shall be subject to the applicable corporate laws of the State of Delaware. The Committee may revoke any such allocation or delegation at any time for any reason with or without prior notice.

To the fullest extent permitted by law, (i) no member of the Board or the Committee, and no person to whom the Committee has delegated authority under the Plan, shall be liable for any action or determination taken or made in good faith with respect to the Plan or any Award, and (ii) each such person shall be indemnified and held harmless by the Company with respect to such actions and determinations. The rights provided by this paragraph are in addition to, and not in limitation of, any other rights of indemnification such person may have by virtue of his or her position with the Company, under the Company’s certificate of incorporation or bylaws, or under any separate indemnification agreement.

SECTION 3. Shares Subject to the Plan.

(a) Shares Subject to the Plan. Subject to adjustment as provided in Section 3(c) of the Plan, the maximum number of Shares that may be issued in respect of Awards under the Plan is 2,000,000 Shares (inclusive of Awards issued under the Prior Plan that remain outstanding as of the effective date of the Plan ) (the "Plan Limit"), all of which Shares may be issued in respect of Incentive Stock Options. Any shares issued hereunder may consist, in whole or in part, of authorized and unissued shares or treasury shares. Any shares issued by the Company through the assumption or substitution of outstanding grants in connection with the acquisition of another entity shall not reduce the maximum number of shares available for delivery under the Plan.

(b) Effect of the Expiration or Termination of Awards. If and to the extent that an Option expires, terminates or is canceled or forfeited for any reason without having been exercised in full, the Shares associated with that Option will again become available for grant under the Plan. Similarly, if and to the extent an Award of Restricted Stock or Restricted Stock Units is canceled or forfeited for any reason, the Shares subject to that Award will again become available for grant under the Plan. Shares withheld in settlement of a tax withholding obligation associated with an Award, or in satisfaction of the exercise price payable upon exercise of an Option, will not become available for grant under the Plan.

(c) Other Adjustment. In the event of any corporate event or transaction such as a merger, consolidation, reorganization, recapitalization, stock split, reverse stock split, split up, spin-off, combination of shares, exchange of shares, stock dividend, dividend in kind, or other like change in capital structure (other than ordinary cash dividends) to shareholders of the Company, or other similar corporate event or transaction affecting the Shares, the Committee, to prevent dilution or enlargement of Participants' rights under the Plan, shall, in such manner as it may deem equitable, substitute or adjust, in its sole discretion, the number and kind of shares that may be issued under the Plan or under any outstanding Awards, the number and kind of shares subject to outstanding Awards, the exercise price, grant price or purchase price applicable to outstanding Awards, and/or any other affected terms and conditions of this Plan or outstanding Awards. The Committee shall not make any adjustment that would adversely affect the status of any Award that is "performance-based compensation" under Section 162(m) of the Code.

(d) Change in Control. Notwithstanding anything to the contrary set forth in the Plan, upon any Change in Control, the Committee may, in its sole and absolute discretion and without the need for the consent of any Participant, take one or more of the following actions contingent upon the occurrence of that Change in Control; provided, however, that (A) the Committee shall determine, at the time an Award is granted, the treatment of that Award in the event of a Change in Control and shall set forth such treatment in the applicable Award Agreement, and (B) no Award shall become vested or exercisable, and no restriction applicable to any Award shall lapse, in connection with a Change in Control or any similar transaction, unless such vesting, exercisability or lapse occurs upon the consummation of (or is effective immediately prior to the consummation of, provided that the consummation subsequently occurs) such Change in Control or similar transaction:

(i) cause any or all outstanding Awards to become vested and immediately exercisable (as applicable), in whole or in part;

(ii) cause any outstanding Option to become fully vested and immediately exercisable for a reasonable period in advance of the Change in Control and, to the extent not exercised prior to that Change in Control, cancel that Option upon closing of the Change in Control;

(iii) cancel any unvested Award or unvested portion thereof, with or without consideration;

(iv) cancel any Award in exchange for a substitute award;

(v) redeem any Restricted Stock or Restricted Stock Unit for cash and/or other substitute consideration with value equal to Fair Market Value of an unrestricted Share on the date of the Change in Control;

(vi) cancel any Option in exchange for cash and/or other substitute consideration with a value equal to: (A) the number of Shares subject to that Option, multiplied by (B) the difference, if any, between the Fair Market Value per Share on the date of the Change in Control and the exercise price of that Option; provided, that if the Fair Market Value per Share on the date of the Change in Control does not exceed the exercise price of any such Option, the Committee may cancel that Option without any payment of consideration therefor;

(vii) take such other action as the Committee shall determine to be reasonable under the circumstances; and/or

(viii) notwithstanding any provision of this Section 3(d), in the case of any Award subject to Section 409A of the Code, such Award shall vest and be distributed only in accordance with the terms of the applicable Award Agreement and the Committee shall only be permitted to use discretion to the extent that such discretion would be permitted under Section 409A of the Code.

In the discretion of the Committee, any cash or substitute consideration payable upon cancellation of an Award may be subjected to (i) vesting terms substantially identical to those that applied to the cancelled Award immediately prior to the Change in Control, or (ii) earn-out, escrow, holdback or similar arrangements, to the extent such arrangements are applicable to any consideration paid to stockholders in connection with the Change in Control.

(e) Individual Annual Limitation for Non-Employee Directors. Notwithstanding any other provision of the Plan, the sum of (i) the grant date fair value (computed as of the date of grant in accordance with applicable financial accounting rules) of all equity-based Awards granted under the Plan to any Non-Employee Director in respect of any calendar year and (ii) the amount of all cash-based compensation paid to such Non-Employee Director for service as a Director in respect of such calendar year shall not exceed $120,000. The independent members of the Board may make an exception to this limitation for a non-executive chair of the Board, provided that the Non-Employee Director receiving such additional compensation may not participate in the decision to award it.

SECTION 4. Eligibility. Employees, Directors, consultants, and other individuals who provide services to the Company or its Affiliates are eligible to be granted Awards under the Plan; provided, however, that only employees of the Company, any Parent or a Subsidiary are eligible to be granted Incentive Stock Options; and provided, further, that an Award may be granted under the Plan only to a natural person who provides bona fide services to the Company or an Affiliate, and only where such services are not rendered in connection with the offer or sale of securities in a capital-raising transaction and do not directly or indirectly promote or maintain a market for the Company’s securities.

SECTION 5. Options. Options granted under the Plan may be of two types: (i) Incentive Stock Options or (ii) Non-Qualified Stock Options. The Award Agreement shall state whether such grant is an Incentive Stock Option or a Non-Qualified Stock Option. Any Option granted under the Plan will be in such form as the Committee may at the time of such grant approve.

The Award Agreement evidencing any Option will incorporate the following terms and conditions and will contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee deems appropriate in its sole and absolute discretion:

(a) Option Price. The exercise price per Share under an Option will be determined by the Committee and will not be less than 100% of the Fair Market Value of a Share on the date of the grant. However, any Incentive Stock Option granted to any Participant who, at the time the Option is granted, owns, either directly and/or within the meaning of the attribution rules contained in Section 424(d) of the Code, stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, will have an exercise price per Share of not less than 110% of Fair Market Value per Share on the date of the grant.

(b) Option Term. The term of each Option will be fixed by the Committee, but no Option will be exercisable more than 10 years after the date the Option is granted. However, any Incentive Stock Option granted to any Participant who, at the time such Option is granted, owns, either directly and/or within the meaning of the attribution rules contained in Section 424(d) of the Code, stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, may not have a term of more than 5 years. No Option may be exercised by any Person after expiration of the term of the Option.

(c) Exercisability. Options will vest and be exercisable at such time or times and subject to such terms and conditions as determined by the Committee.

(d) Method of Exercise. Subject to the terms of the applicable Award Agreement, the exercisability provisions of Section 5(c) and the termination provisions of Section 6, Options may be exercised in whole or in part from time to time during their term by the delivery of written notice to the Company specifying the number of Shares to be purchased in writing or in such electronic form as the Company may prescribe. Such notice will be accompanied by payment in full of the purchase price, either by certified or bank check, or such other means as the Committee may accept. The Committee may, in its sole discretion, permit payment of the exercise price of an Option in the form of previously acquired Shares based on the Fair Market Value of the Shares on the date the Option is exercised or through means of a "net settlement," whereby the Option exercise price will not be due in cash and where the number of Shares issued upon such exercise will be equal to: (A) the product of (i) the number of Shares as to which the Option is then being exercised, and (ii) the excess, if any, of (a) the then current Fair Market Value per Share over (b) the Option exercise price, divided by (B) the then current Fair Market Value per Share.

No Shares will be issued upon exercise of an Option until full payment therefor has been made. A Participant will not have the right to distributions or dividends or any other rights of a stockholder with respect to Shares subject to the Option until the Participant has given written notice of exercise, has paid in full for such Shares, if requested, has given the representation described in Section 16(a) hereof and fulfills such other conditions as may be set forth in the applicable Award Agreement.

(e) Incentive Stock Option Limitations. In the case of an Incentive Stock Option, the aggregate Fair Market Value (determined as of the time of grant) of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Participant during any calendar year under the Plan and/or any other plan of the Company, its Parent or any Subsidiary will not exceed $100,000. For purposes of applying the foregoing limitation, Incentive Stock Options will be taken into account in the order granted. To the extent any Option does not meet such limitation, that Option will be treated for all purposes as a Non-Qualified Stock Option.

(f) Termination of Service. Unless otherwise specified in the applicable Award Agreement or as otherwise provided by the Committee at or after the time of grant, Options will be subject to the terms of Section 6 with respect to exercise upon or following termination of employment or other service.

(g) Prohibition on Repricing. Except in connection with an adjustment made pursuant to Section 3(c), neither the Board nor the Committee may, without the prior approval of the Company’s stockholders, effect or seek to effect any repricing of any previously granted “underwater” Option by: (i) amending or modifying the terms of the Option to lower its exercise price; (ii) cancelling the underwater Option and granting in exchange therefor either (A) a replacement Option or Stock Appreciation Right having a lower exercise or grant price, or (B) Restricted Stock, Restricted Stock Units, a Performance Award or a Stock Bonus Award; or (iii) cancelling or repurchasing the underwater Option for cash or other securities. An Option shall be deemed to be “underwater” at any time when the Fair Market Value of the Shares covered by such Option is less than the exercise price of such Option.

SECTION 6. Termination of Service. Unless otherwise specified with respect to a particular Option in the applicable Award Agreement or otherwise determined by the Committee, any portion of an Option that is not exercisable upon termination of service will expire immediately and automatically upon such termination and any portion of an Option that is exercisable upon termination of service will expire on the date it ceases to be exercisable in accordance with this Section 6.

(a) Termination by Reason of Death. If a Participant's service with the Company or any Affiliate terminates by reason of death, any Option held by such Participant may thereafter be exercised, to the extent it was exercisable at the time of his or her death or on such accelerated basis as the Committee may determine at or after grant, by the legal representative of the estate or by the legatee of the Participant, for a period expiring (i) at such time as may be specified by the Committee at or after grant, or (ii) if not specified by the Committee , then one year from the date of death, or (iii) if sooner than the applicable period specified under (i) or (ii) above, upon the expiration of the stated term of such Option.

(b) Termination by Reason of Disability or Retirement. If a Participant's service with the Company or any Affiliate terminates by reason of Disability or Normal Retirement, any Option held by such Participant may thereafter be exercised by the Participant or his personal representative, to the extent it was exercisable at the time of termination, or on such accelerated basis as the Committee may determine at or after grant, for a period expiring (i) at such time as may be specified by the Committee at or after grant, or (ii) if not specified by the Committee, then one year from the date of termination of service, or (iii) if sooner than the applicable period specified under (i) or (ii) above, upon the expiration of the stated term of such Option; provided, however, that, if the Participant dies within such one year period (or such other period as the Committee shall specify), any unexercised Option held by such Participant shall thereafter be exercisable to the extent to which it was exercisable at the time of death for a period of one year from the date of such death or until the expiration of the stated term of such Option, whichever period is shorter. In the event of termination of employment by reason of Disability or Normal Retirement, if an Incentive Stock Option is exercised after the expiration of the maximum exercise periods that apply for purposes of Section 422 of the Code, such Option will thereafter be treated as a Non-Qualified Stock Option.

(c) Cause. If a Participant's service with the Company or any Affiliate is terminated for Cause: (i) any Option, or portion thereof, not already exercised will be immediately and automatically forfeited as of the date of such termination, and (ii) any Shares for which the Company has not yet delivered share certificates will be immediately and automatically forfeited and the Company will refund to the Participant the Option exercise price paid for such Shares, if any.

(d) Other Termination. If a Participant's service with the Company or any Affiliate terminates for any reason other than death, Disability, Normal Retirement, or Cause, any Option held by such Participant may thereafter be exercised by the Participant, to the extent it was exercisable at the time of such termination, or on such accelerated basis as the Committee may determine at or after grant, for a period expiring (i) at such time as may be specified by the Committee at or after grant, or (ii) if not specified by the Committee, then three months (or seven months in the case of a person subject to the reporting and short-swing profit provisions of Section 16 of the Exchange Act) from the date of termination of service, or (iii) if sooner than the applicable period specified under (i) or (ii) above, upon the expiration of the stated term of such Option.

SECTION 7. Restricted Stock.

(a) Issuance. Restricted Stock may be issued either alone or in conjunction with other Awards. The Committee will determine the time or times within which Restricted Stock may be subject to forfeiture, and all other conditions of such Awards. The purchase price for Restricted Stock may, but need not, be zero. The prospective recipient of an Award of Restricted Stock will not have any rights with respect to such Award, unless and until such recipient has delivered to the Company an executed Award Agreement and has otherwise complied with the applicable terms and conditions of such Award.

(b) Certificates. Upon the Award of Restricted Stock, the Committee may direct that a certificate or certificates representing the number of shares of Common Stock subject to such Award be issued to the Participant or placed in a restricted stock account (including an electronic account) with the transfer agent and in either case designating the Participant as the registered owner. The certificate(s) representing such shares shall be physically or electronically legended, as applicable, as to sale, transfer, assignment, pledge or other encumbrances during the Restriction Period and if issued to the Participant, returned to the Company, to be held in escrow during the Restriction Period. As a condition to any Award of Restricted Stock, the Participant may be required to deliver to the Company a share power, endorsed in blank, relating to the Shares covered by such Award.

(c) Restrictions and Conditions. The Award Agreement evidencing the grant of any Restricted Stock will incorporate the following terms and conditions and such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee deems appropriate in its sole and absolute discretion:

(i) During a period commencing with the date of an Award of Restricted Stock and ending at such time or times as specified by the Committee (the "Restriction Period"), the Participant will not be permitted to sell, transfer, pledge, assign or otherwise encumber Restricted Stock awarded under the Plan. The Committee may condition the lapse of restrictions on Restricted Stock upon the continued employment or service of the recipient, the attainment of specified individual or corporate performance goals, or such other factors as the Committee may determine, in its sole and absolute discretion.

(ii) While any Share of Restricted Stock remain subject to restriction, the Participant will have, with respect to the Restricted Stock, the right to vote the Shares, but will not have the right to receive any cash distributions or dividends prior to the lapse of the Restriction Period underlying such Shares. If any cash distributions or dividends are payable with respect to the Restricted Stock, the Committee, in its sole discretion, may require the cash distributions or dividends to be subjected to the same Restriction Period as is applicable to the Restricted Stock with respect to which such amounts are paid, or, if the Committee so determines, reinvested in additional Restricted Stock to the extent Shares are available under Section 3(a) of the Plan. A Participant shall not be entitled to interest with respect to any dividends or distributions subjected to the Restriction Period. Any distributions or dividends paid in the form of securities with respect to Restricted Stock will be subject to the same terms and conditions as the Restricted Stock with respect to which they were paid, including, without limitation, the same Restriction Period.

(iii) Subject to the provisions of the applicable Award Agreement or as otherwise determined by the Committee, if a Participant's service with the Company and its Affiliates terminates prior to the expiration of the applicable Restriction Period, the Participant's Restricted Stock that then remains subject to forfeiture will then be forfeited automatically.

SECTION 8. Restricted Stock Units. Subject to the other terms of the Plan, the Committee may grant Restricted Stock Units to eligible individuals and may, in its sole and absolute discretion, impose conditions on such units as it may deem appropriate, including, without limitation, continued employment or service of the recipient or the attainment of specified individual or corporate performance goals. Each Restricted Stock Unit shall be evidenced by an Award Agreement in the form that is approved by the Committee and that is not inconsistent with the terms and conditions of the Plan. Each Restricted Stock Unit will represent a right to receive from the Company, upon fulfillment of any applicable conditions, an amount equal to the Fair Market Value (at the time of the distribution) of one Share. Distributions may be made in Shares. All other terms governing Restricted Stock Units, such as vesting, time and form of payment and termination of units shall be set forth in the applicable Award Agreement. The Participant shall not have any shareholder rights with respect to the Shares subject to a Restricted Stock Unit Award until that Award vests and the Shares are actually issued thereunder. Subject to the provisions of the applicable Award Agreement or as otherwise determined by the Committee, if a Participant's service with the Company terminates prior to the Restricted Stock Unit Award vesting, the Participant's Restricted Stock Units that then remain subject to forfeiture will then be forfeited automatically.

SECTION 9. Performance Based Awards.

(a) Performance Awards Generally. The Committee may grant Performance Awards in accordance with this Section 9. Performance Awards may be denominated as a number of Shares or specified number of other Awards, which may be earned upon achievement or satisfaction of such Performance Goals as may be specified by the Committee. In addition, the Committee may specify that any other Award shall constitute a Performance Award by conditioning the vesting or settlement of the Award upon the achievement or satisfaction of such Performance Goals as may be specified by the Committee.

(b) Adjustments to Performance Goals. The Committee may provide, at the time Performance Goals are established, that adjustments will be made to those performance goals to take into account, in any objective manner specified by that committee, the impact of one or more of the following: (A) gain or loss from all or certain claims and/or litigation and insurance recoveries, (B) the impairment of tangible or intangible assets, (C) stock-based compensation expense, (D) restructuring activities reported in the Company's public filings, (E) investments, dispositions or acquisitions, (F) loss from the disposal of certain assets, (G) gain or loss from the early extinguishment, redemption, or repurchase of debt, (H) changes in accounting principles, or (I) any other item, event or circumstance specified by the Committee at the time the Performance Goals are established. An adjustment described in this Section may relate to the Company or to any subsidiary, division or other operational unit of the Company or its Affiliates, as determined by the committee at the time the performance goals are established. Any adjustment shall be determined in accordance with generally accepted accounting principles and standards, unless such other objective method of measurement is designated by the committee at the time performance objectives are established. In addition, adjustments will be made as necessary to any performance criteria related to the Company's stock to reflect changes in corporate capitalization, including a recapitalization, stock split or combination, stock dividend, spin-off, merger, reorganization or other similar event or transaction affecting the Company's equity.

(c) Other Terms of Performance Awards. The Committee may specify other terms pertinent to a Performance Award in the applicable Award Agreement, including terms relating to the treatment of that Award in the event of a Change in Control prior to the end of the applicable performance period. The Participant shall not have any shareholder rights with respect to the Shares subject to a Performance Award until the Shares are actually issued thereunder. Subject to the provisions of the applicable Award Agreement or as otherwise determined by the Committee, if a Participant's service with the Company terminates prior to the Performance Award vesting, the Participant's Performance Award or portion thereof that then remains subject to forfeiture will then be forfeited automatically.

SECTION 10. Stock Bonus Awards. The Committee may grant Stock Bonus Awards in accordance with this Section 10. A Stock Bonus Award is an award to an eligible Participant for services to be rendered or for past services already rendered to the Company, Parent or Subsidiary. All Stock Bonus Awards shall be made pursuant to an Award Agreement.

(a) Terms of Stock Bonus Awards. The Committee will determine the number of Shares to be awarded to the Participant under a Stock Bonus Award and any restrictions thereon. These restrictions may be based upon completion of a specified number of years of service with the Company or upon satisfaction of Performance goals in accordance with the same requirements set forth in Section 9(b) above. However, the Committee may issue Stock Bonus Awards with no restrictions.

(b) Form of Payment to Participant. Payment may be made in the form of cash, whole Shares, or a combination thereof, based on the Fair Market Value of the Shares earned under a Stock Bonus Award on the date of payment, as determined in the sole discretion of the Committee.

(c) Other Terms of Stock Bonus Awards. The Committee may specify other terms pertinent to a Stock Bonus Award in the applicable Award Agreement, including terms relating to the treatment of that Award in the event of a Change in Control. The Participant shall not have any shareholder rights with respect to the Shares subject to a Stock Bonus Award until the Shares are actually issued thereunder. Subject to the provisions of the applicable Award Agreement or as otherwise determined by the Committee, if a Participant's service with the Company terminates prior to the Stock Bonus Award vesting, the Participant's Stock Bonus Award or portion thereof that then remains subject to forfeiture will then be forfeited automatically.

SECTION 11. Amendments and Termination. The Board may amend, alter or discontinue the Plan at any time. However, except as otherwise provided in Section 3, no amendment, alteration or discontinuation will be made which would impair the rights of a Participant with respect to an Award without that Participant's consent or which, without the approval of such amendment within 365 days of its adoption by the Board by the Company's stockholders in a manner consistent with Treas. Reg. § 1.422-3 (or any successor provision), would: (i) increase the total number of Shares reserved for issuance hereunder; (ii) change the persons or class of persons eligible to receive Awards; (iii) require stockholder approval under the rules or regulations of the Securities and Exchange Commission or of any securities exchange or quotation system on which the Shares are then listed or quoted; (iv) permit any repricing of Options or Stock Appreciation Rights otherwise prohibited by Section 5(g); (v) increase the maximum term permitted for Options or Stock Appreciation Rights under Section 5(b); (vi) permit the grant of any Option or Stock Appreciation Right at an exercise or grant price less than 100% of the Fair Market Value of a Share on the date of grant, contrary to Section 5(a); or (vii) increase the limitation set forth in Section 3(e).

SECTION 12. Dividends and Dividend Equivalents. Notwithstanding any other provision of the Plan or of any Award Agreement, no dividend, dividend equivalent or other distribution shall be paid to a Participant with respect to any Share underlying an Award that remains subject to vesting, forfeiture or other restrictions. Any such amount may be accrued (without interest, unless the Committee determines otherwise) and shall become payable, if at all, only if, when and to the extent the underlying Award vests and the applicable restrictions are satisfied, waived or lapse; any accrued amount attributable to a portion of an Award that is forfeited shall be forfeited at the same time and to the same extent. No dividend equivalent shall be granted in connection with any Option, Stock Appreciation Right or other Award the value of which is based solely on an increase in the value of the Shares following the date of grant.

SECTION 13. Conditions Upon Grant of Awards and Issuance of Shares.

(a) The implementation of the Plan, the grant of any Award and the issuance of Shares in connection with the issuance, exercise or vesting of any Award made under the Plan shall be subject to the Company's procurement of all approvals and permits required by regulatory authorities having jurisdiction over the Plan, the Awards made under the Plan and the Shares issuable pursuant to those Awards.

(b) No Shares or other assets shall be issued or delivered under the Plan unless and until there shall have been compliance with all applicable requirements of Applicable Law, including the filing and effectiveness of the Form S-8 registration statement for the Shares issuable under the Plan, and all applicable listing requirements of any stock exchange on which Shares are then listed for trading.

SECTION 14. Limits on Transferability; Beneficiaries. No Award or other right or interest of a Participant under the Plan shall be pledged, encumbered, or hypothecated to, or in favor of, or subject to any lien, obligation, or liability of such Participant to, any party, other than the Company, any Subsidiary or Affiliate, or assigned or transferred by such Participant otherwise than by will or the laws of descent and distribution, and such Awards and rights shall be exercisable during the lifetime of the Participant only by the Participant or his or her guardian or legal representative. Notwithstanding the foregoing, the Committee may, in its discretion, provide that Awards or other rights or interests of a Participant granted pursuant to the Plan (other than an Incentive Stock Option) be transferable, without consideration, to immediate family members (i.e., children, grandchildren or spouse), to trusts for the benefit of such immediate family members and to partnerships in which such family members are the only partners. The Committee may attach to such transferability feature such terms and conditions as it deems advisable. In addition, a Participant may, in the manner established by the Committee, designate a beneficiary (which may be a person or a trust) to exercise the rights of the Participant, and to receive any distribution, with respect to any Award upon the death of the Participant. A beneficiary, guardian, legal representative or other person claiming any rights under the Plan from or through any Participant shall be subject to all terms and conditions of the Plan and any Award Agreement applicable to such Participant, except as otherwise determined by the Committee, and to any additional restrictions deemed necessary or appropriate by the Committee.

SECTION 15. Withholding. No later than the date as of which an amount first becomes includible in the gross income of the Participant for federal income tax purposes with respect to any Award under the Plan, the Participant will pay to the Company, or make arrangements satisfactory to the Company regarding the payment of, any federal, state or local taxes of any kind required by law to be withheld with respect to such amount. The minimum required withholding obligations may be settled with Shares, including Shares that are part of the Award that gives rise to the withholding requirement. The obligations of the Company under the Plan will be conditioned on such payment or arrangements and the Company will have the right to deduct any such taxes from any payment of any kind otherwise due to the Participant.

SECTION 16. Liability of Company.

(a) Inability to Obtain Authority. If the Company cannot, by the exercise of commercially reasonable efforts, obtain authority from any regulatory body having jurisdiction for the sale of any Shares under this Plan, and such authority is deemed by the Company's counsel to be necessary to the lawful issuance of those Shares, the Company will be relieved of any liability for failing to issue or sell those Shares.

(b) Grants Exceeding Allotted Shares. If Shares subject to an Award exceed, as of the date of grant, the number of Shares which may be issued under the Plan without additional shareholder approval, that Award will be contingent with respect to such excess Shares, on the effectiveness under Applicable Law of a sufficient increase in the number of Shares subject to this Plan.

(c) Rights of Participants and Beneficiaries. The Company will pay all amounts payable under this Plan only to the applicable Participant, or beneficiaries entitled thereto pursuant to this Plan. The Company will not be liable for the debts, contracts, or engagements of any Participant or his or her beneficiaries, and rights to cash payments under this Plan may not be taken in execution by attachment or garnishment, or by any other legal or equitable proceeding while in the hands of the Company.

SECTION 17. Clawback and Recoupment; Hedging / Pledging. All Awards granted under the Plan (whether vested or unvested), and all Shares, cash and other property or amounts received or realized in respect of any Award, shall be subject to rescission, cancellation, forfeiture, recovery or other penalty, in whole or in part, pursuant to (i) any clawback, recoupment, forfeiture or similar policy of the Company as in effect from time to time, including any policy adopted to comply with applicable stock exchange listing standards, and (ii) any applicable law, rule, regulation or stock exchange listing requirement, including without limitation Section 304 of the Sarbanes-Oxley Act of 2002, Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act, Rule 10D-1 under the Exchange Act and any listing standard adopted pursuant thereto. By accepting an Award, each Participant agrees to be bound by, and to cooperate with the Company in the enforcement of, any such policy, law, rule, regulation or listing standard, including by returning Shares or repaying amounts as required, and agrees that no such recovery shall constitute “good reason,” constructive termination, or a breach by the Company of any agreement with the Participant. In addition and notwithstanding any other provisions of this Plan, an Award will be subject to any Company policy that the Company may adopt and/or amend from time to time regarding the hedging or pledging (or any similar transaction) of Company securities.

SECTION 18. General Provisions.

(a) The Board may require each Participant to represent to and agree with the Company in writing that the Participant is acquiring securities of the Company for investment purposes and without a view to distribution thereof and as to such other matters as the Board believes are appropriate.

(b) All certificates for Shares or other securities delivered under the Plan will be subject to such share-transfer orders and other restrictions as the Board may deem advisable under the rules, regulations and other requirements of the Securities Act of 1933, as amended, the Exchange Act, any stock exchange upon which the Shares are then listed, and any other Applicable Law, and the Board may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

(c) Nothing contained in the Plan will prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required.

(d) Neither the adoption of the Plan nor the execution of any document in connection with the Plan will: (i) confer upon any employee or other service provider of the Company or an Affiliate any right to continued employment or engagement with the Company or such Affiliate, or (ii) interfere in any way with the right of the Company or such Affiliate to terminate the employment or engagement of any of its employees or other service providers at any time.

(e) Notwithstanding any other provision of the Plan or any Award, the Company may establish any blackout period it deems necessary or advisable with respect to any or all Awards. All rights granted under the Plan or any Award Agreement, and all transactions contemplated thereby, are subject to the Company’s Insider Trading Policy, and nothing in the Plan authorizes any circumvention of that policy.

(f) No compensation or benefit awarded to or realized by any Participant under the Plan shall be included in computing the Participant’s compensation or benefits under any pension, retirement, savings, profit sharing, group insurance, disability, severance, termination pay, welfare or other benefit plan of the Company, unless required by law or expressly provided under that other plan.

(g) Neither the Plan nor any Award creates or shall be construed to create a trust or separate fund of any kind, or a fiduciary relationship between the Company or any Affiliate and any Participant. To the extent any Person acquires a right to receive payments under an Award, that right shall be no greater than the right of an unsecured general creditor of the Company.

(h) No fractional Share shall be issued or delivered under the Plan or any Award. The Committee shall determine whether cash shall be paid in lieu of any fractional Share or whether the fractional Share or any right thereto shall be cancelled or otherwise eliminated.

(i) In the event any provision of an Award Agreement conflicts with or is inconsistent with the Plan, the terms of the Plan shall control unless the Award Agreement explicitly states otherwise.

(j) Nothing contained herein prohibits a Participant from: (i) reporting possible violations of federal law or regulations, including any possible securities laws violations, to any governmental agency or entity, (ii) making any other disclosures that are protected under the whistleblower provisions of federal law or regulations, or (iii) otherwise fully participating in any federal whistleblower programs, including but not limited to any such programs managed by the U.S. Securities and Exchange Commission.

(k) If permitted by the Committee, a Participant may file with the Committee a written designation of a beneficiary or beneficiaries (subject to such limitations as to the classes and number of beneficiaries and contingent beneficiaries as the Committee may from time to time prescribe) to exercise, in the event of the death of the recipient, a Stock Option or Stock Appreciation Right, or to receive any benefits, in such event, any other awards. The Committee reserves the right to review and approve beneficiary designations and/or require that a particular form be used to be effective with respect to an award. A recipient may from time to time revoke or change any such designation of beneficiary and any designation of beneficiary under the Plan shall be controlling over any other disposition, testamentary or otherwise. However, if the Committee shall be in doubt as to the right of any such beneficiary to exercise any Stock Option or Stock Appreciation Right, or to receive any other award, the Committee may determine to recognize only an exercise by, or right to receive of, the legal representative of the recipient, in which case the Company, the Committee and the members thereof shall not be under any further liability to anyone. In the event a Participant fails to designate validly a beneficiary, or if no designated beneficiary survives the Participant, the Participant’s spouse, if living shall be the beneficiary, otherwise, the estate of the Participant.

SECTION 19. Effective Date of Plan. The Plan will become effective as of the date the Plan is approved by the Board; provided, however, that all Options intended to be Incentive Stock Options will automatically be converted into Non-Qualified Stock Options if the Plan is not approved by the Company's stockholders within one year (365 days) of its adoption by the Board in a manner consistent with Treas. Reg. § 1.422-5.

SECTION 20. Term of Plan. Unless the Plan shall theretofore have been terminated in accordance with Section 11, the Plan shall terminate on the 10-year anniversary of the effective date, and no Awards under the Plan shall thereafter be granted.

SECTION 21. Invalid Provisions. In the event that any provision of this Plan is found to be invalid or otherwise unenforceable under any Applicable Law, such invalidity or unenforceability will not be construed as rendering any other provisions contained herein as invalid or unenforceable, and all such other provisions will be given full force and effect to the same extent as though the invalid or unenforceable provision was not contained herein.

SECTION 22. Governing Law. The Plan and all Awards granted hereunder will be governed by and construed in accordance with the laws and judicial decisions of the state of Delaware, without regard to the application of the principles of conflicts of laws.

SECTION 23. Notices. Any notice to be given to the Company pursuant to the provisions of this Plan must be given in writing and addressed, if to the Company, to its principal executive office to the attention of its Chief Financial Officer (or such other Person as the Company may designate in writing from time to time), and, if to a Participant, to the address contained in the Company's personnel files, or at such other address as that Participant may hereafter designate in writing to the Company. Any such notice will be deemed duly given: if delivered personally or via recognized overnight delivery service, on the date and at the time so delivered; if sent via telecopier or email, on the date and at the time telecopied or emailed with confirmation of delivery; or, if mailed, (5) days after the date of mailing by registered or certified mail.

SECTION 24. Section 409A.

(a) Intent. The Company intends that each Award granted under the Plan either be exempt from, or comply with, Section 409A of the Code, and the Plan and each Award Agreement shall be construed, administered and interpreted in a manner consistent with that intent. If any provision of the Plan or of any Award Agreement would result in adverse tax consequences under Section 409A of the Code, the Committee may amend that provision, or take such other action as it reasonably determines to be necessary, to avoid such consequences, and no such action shall be deemed to impair or otherwise adversely affect the rights of any holder of an Award.

(b) Payment Events. To the extent any amount or benefit constituting “deferred compensation” under Section 409A of the Code is otherwise payable or distributable under the Plan or any Award Agreement solely by reason of a Change in Control, a Participant’s Disability, or a Participant’s “separation from service” (within the meaning of Section 409A of the Code), such amount or benefit shall not be paid or distributed by reason of that circumstance unless the Committee determines in good faith that (i) the circumstance constitutes a change in ownership or effective control, a disability, or a separation from service, as applicable, within the meaning of Section 409A(a)(2)(A) of the Code and the regulations thereunder, or (ii) the payment or distribution would be exempt from Section 409A of the Code by reason of the short-term deferral exemption or otherwise.

(c) Six-Month Delay. Notwithstanding anything in the Plan or any Award Agreement to the contrary, any payment or distribution that would otherwise be made to a Participant who is a Specified Employee on account of the Participant’s separation from service shall not be made before the date that is six months after the date of such separation from service (or, if earlier, the date of the Participant’s death), unless the payment or distribution is exempt from Section 409A of the Code by reason of the short-term deferral exemption or otherwise.

(d) No Company Liability. Notwithstanding the foregoing, neither the Company nor any Affiliate shall be liable to any Participant or any other Person for any tax, interest or penalty imposed under Section 409A of the Code, or for any failure of an Award to be exempt from or compliant with Section 409A of the Code.

SECTION 25. Code Section 280G. Anything in the Plan or any Award to the contrary notwithstanding, in the event that any payment or benefit received or to be received by a Participant in connection with a Change of Control or Change of Control Event (all such payments and benefits, the “Total Payments”) would not be deductible (in whole or part), by the Company, an Affiliate or any person making such payment or providing such benefit as a result of Section 280G of the Code, then the portion of the Total Payments due under this Plan or any other arrangement between the Participant and the Company or an Affiliate shall be reduced if, and only if, such reduction results in the Participant’s receipt, on an after-tax basis, of a greater amount of the Total Payments after taking into account all applicable federal, state and local employment taxes, income taxes and the excise tax (all computed at the highest applicable marginal rate). Any reduction in the Total Payments required by this subsection (n) shall first reduce any cash payments due to the Participant (if necessary, to zero), and all other payments shall thereafter be reduced (if necessary, to zero); provided, however, that the Participant may elect to have noncash payments reduced (or eliminated) prior to any reduction of cash payments. For purposes of this Section 25, (i) no portion of the Total Payments the receipt or enjoyment of which the Participant shall have waived at such time and in such manner as not to constitute a “payment” within the meaning of Section 280G(b) of the Code shall be taken into account, (ii) no portion of the Total Payments shall be taken into account which, in the opinion of tax counsel reasonably acceptable to the Participant and selected by the accounting firm which was, immediately prior to the Change of Control, the Company’s independent auditor (the “Auditor”), does not constitute a “parachute payment” within the meaning of Section 280G(b)(2) of the Code, including by reason of Section 280G(b)(4)(A) of the Code, and (iii) the value of any noncash benefit or any deferred payment or benefit included in the Total Payments shall be determined by the Auditor in accordance with the principles of Sections 280G(d)(3) and (4) of the Code. Notwithstanding the foregoing, if the payment of benefits subject to Code Section 280G of the Code is addressed separately in an employment, consulting, severance, or similar agreement between the Company and a Participant, such other agreement shall control.